EXHIBIT B

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                          PECO ENERGY TRANSITION TRUST,

                                     Issuer

                                       and


                              THE BANK OF NEW YORK,

                                  Bond Trustee


                         ------------------------------


                                SERIES SUPPLEMENT

                        Dated as of [            ], 1999


                         ------------------------------


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


                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

SECTION 1.  Definitions...................................................... 2
SECTION 2.  Designation; Series Issuance Dates............................... 3
SECTION 3.  Initial Principal Amount; Bond Rate; Expected
            Final Amortization Dates; Final Maturity Dates;
            Rated Final Payment Dates........................................ 4
SECTION 4.  Payment Dates; Expected Amortization Schedule
            for Principal; Interest; Overcollateralization
            Amount; Monthly Allocated Balances............................... 4
SECTION 5.  Authorized Initial Denominations................................. 6
SECTION 6.  Redemption....................................................... 6
SECTION 7.  Credit Enhancement............................................... 6
SECTION 8.  Delivery and Payment for the Series [   ]
            Transition Bonds; Form of the Series [   ]
            Transition Bonds................................................. 6
SECTION 9.  Confirmation of Indenture........................................ 7
SECTION 10. Counterparts..................................................... 7
SECTION 11. Governing Law.................................................... 7
SECTION 12. Issuer Obligation................................................ 7


Schedule A      Expected Amortization Schedule
Schedule B      Monthly Allocated Balances

Exhibit A       Form of Transition Bond












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SERIES SUPPLEMENT dated as of [            ], 1999 (this "Supplement"), by and
between PECO ENERGY TRANSITION TRUST, a Delaware statutory business trust (the "Issuer"), and THE BANK OF NEW YORK, a New York banking corporation (the "Bond
Trustee"), as Bond Trustee under the Indenture dated as of [          ], 1999,
between the Issuer and the Bond Trustee (the "Indenture").

                              PRELIMINARY STATEMENT

     Section 9.01 of the Indenture provides, among other things, that the Issuer and the Bond Trustee may at any time and from time to time enter into one or more indentures supplemental to the Indenture for the purposes of authorizing the issuance by the Issuer of a Series of Transition Bonds and specifying the terms thereof. The Issuer has duly authorized the execution and delivery of this Supplement and the creation of a Series of Transition Bonds with an initial
aggregate principal amount of $[    ] to be known as the Issuer's Transition
 Bonds, Series [     ] (the "Series [     ] Transition Bonds"). All acts and all
things necessary to make the Series [     ] Transition Bonds, when duly executed
by the Issuer and authenticated by the Bond Trustee as provided in the Indenture and this Supplement and issued by the Issuer, the valid, binding and legal obligations of the Issuer and to make this Supplement a valid and enforceable supplement to the Indenture have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly and lawfully authorized. The Issuer and the Bond Trustee are executing and delivering this
Supplement in order to provide for the Series [     ] Transition Bonds.

     In order to secure the payment of principal of and interest on the Series
[    ] Transition Bonds issued and to be issued under the Indenture and/or any
Series Supplement, the Issuer hereby Grants to the Bond Trustee as trustee for the benefit of the Holders of the Transition Bonds from time to time issued and outstanding, all of the Issuer's right, title and interest in and to (a) the Intangible Transition Property transferred by the Seller to the Issuer from time to time pursuant to the Sale Agreement and all proceeds thereof, (b) the Sale Agreement except for Section 5.01


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thereof solely to the extent such Section provides for indemnification of the
Issuer, (c) all Bills of Sale delivered by the Seller pursuant to the Sale Agreement, (d) the Servicing Agreement except for Section 5.02(b) thereof solely to the extent such Section provides for indemnification of the Issuer, (e) the Collection Account and all amounts on deposit therein from time to time, (f) all other property of whatever kind owned from time to time by the Issuer, (g) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and (h) all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").

     To have and to hold in trust to secure the payment of principal of and premium, if any, and interest on, and any other amounts (including all fees, expenses, counsel fees and other amounts due and owing to the Bond Trustee) owing in respect of, the Transition Bonds equally and ratably without prejudice, preference, priority or distinction, except as expressly provided in the Indenture and to secure performance by the Issuer of all of the Issuer's obligations under the Indenture and all Series Supplements with respect to the Transition Bonds, all as provided in the Indenture.

     The Bond Trustee, as trustee on behalf of the Holders of the Transition Bonds, acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties required in the Indenture and this Supplement.

     SECTION 1. Definitions. (a) Article One of the Indenture provides that the meanings of certain defined terms used in the Indenture shall, when applied to the Transition Bonds of a particular Series, be as defined in Article One but with such additional provisions as are specified in the related Series Supplement. With respect to

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the Series [     ] Transition Bonds, the following definitions shall apply:

     "Adjustment Date" shall mean [      ].

     "Authorized Initial Denominations" shall mean $1,000 and integral multiples thereof.

     "Bond Rate" has the meaning set forth in Section 3 of this Supplement.

     "Calculation Date" shall mean [       ].

     "Expected Amortization Schedule" shall mean Schedule A to this Supplement.

     "Expected Final Amortization Date" means, with respect to the Series [    ]
Transition Bonds, or any Class thereof, the expected final amortization date therefor, as specified in Section 3 of this Supplement.

     "Final Maturity Date" means, with respect to the Series [      ] Transition
Bonds, or any Class thereof, the final maturity date therefor, as specified in
Section 3 of this Supplement.

     "Monthly Allocated Interest Balance" has the meaning set forth in Section 4(e) of this Supplement.

     "Monthly Allocated Principal Balance" has the meaning set forth in Section 4(e) of this Supplement.

     "Overcollateralization Amount" has the meaning set forth in Section 4(e) of this Supplement.

     "Payment Date" has the meaning set forth in Section 4(a) of this Supplement.

     "Rated Final Payment Date" means, with respect to the Series [     ]
Transition Bonds, or any Class thereof, the rated final payment date therefor, as specified in Section 3 of this Supplement.

     "Record Date" shall mean [      ].

     "Series Issuance Date" has the meaning set forth in Section 2(b) of this Supplement.

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     (b) All terms used in this Supplement that are defined in the Indenture, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Supplement or the context clearly requires otherwise.

     SECTION 2. Designation; Series Issuance Dates. (a) Designation. The Series
[      ] Transition Bonds shall be designated generally as the Issuer's
Transition Bonds, Series [      ] and further denominated as Classes [      ]
through [      ].

     (b) Series Issuance Date. The Series [      ] Transition Bonds that are
authenticated and delivered by the Bond Trustee to or upon the order of the Issuer on [ ], 199[ ] (the "Series Issuance Date") shall have as their date of
authentication [      ], 199[ ]. Each other Series [      ] Transition Bond
shall be dated the date of its authentication.

     SECTION 3. Initial Principal Amount; Bond Rate; Expected Final Amortization Dates; Final Maturity Dates; Rated Final Payment Dates. The Transition Bonds of
each Class of the Series [      ] Transition Bonds shall have the initial
principal amounts, bear interest at the rates per annum and shall have Expected Final Amortization Dates, Final Maturity Dates and Rated Final Payment Dates as set forth below:


             Initial
            Principal       Bond         Expected Final              Final            Rated Final
Class         Amount        Rate        Amortization Date        Maturity Date       Payment Date
-----       ---------       ----        -----------------        -------------       ------------



-------------------------------------------------------------------------------------------------

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     [The Bond Rate shall be computed on the basis of a 360- day year of twelve
30-day months.] The Expected Final Amortization Date for the Series [      ]
Transition Bonds shall be [      ]. The Final Maturity Date for the Series
[      ] Transition Bonds shall be [      ]. The Rated Final Payment Date for
the Series [      ] Transition Bonds shall be [     ].

     SECTION 4. Payment Dates; Expected Amortization Schedule for Principal; Interest; Overcollateralization Amount; Monthly Allocated Balances. (a) Payment
Dates. The Payment Dates for the Series [      ] Transition Bonds are [[      ]
and [      ]] of each year or, if any such date is not a Business Day, the next
succeeding Business Day, commencing on [      ], 199[ ] and continuing until the
earlier of repayment of the Series [      ] Transition Bonds in full and the
Rated Final Payment Date for the Series [      ] Transition Bonds. The place [or
places] for payments with respect to the Series [      ] Transition Bonds shall
be [      ].

     (b) Expected Amortization Schedule for Principal. Unless an Event of Default shall have occurred and be continuing and the unpaid principal amount of all Series of Transition Bonds has been declared to be due and payable together with accrued and unpaid interest thereon, on each Payment Date, the Bond Trustee
shall distribute to the Series [      ] Transition Bondholders of record as of
the related Record Date amounts payable in respect of the Series [      ]
Transition Bonds pursuant to Section 8.02(e) of the Indenture as principal, in
the following order and priority: (1) to the Holders of the Class [      ]
Transition Bonds, until the Outstanding Amount of such Class of Transition Bonds
thereof has been reduced to zero; (2) to the Holders of the Class [      ]
Transition Bonds, until the Outstanding Amount of such Class of Transition Bonds
thereof has been reduced to zero; and (3) to the Holders of the Class [      ]
Transition Bonds until the Outstanding Amount of such Class of Transition Bonds thereof has been reduced to zero; provided, however, that in no event shall a principal payment pursuant to this Section 4(b) on any Class on a Payment Date be greater than the amount that reduces the Outstanding Amount of such Class of Transition Bonds to the amount specified in the Expected Amortization Schedule which is attached as Schedule A hereto for such Class and Payment Date.

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     (c) Interest. Interest will be payable on each Class of the Series [      ]
Transition Bonds on each Payment Date in an amount equal to [[one-half] [one-fourth][other] of the product of (i) the applicable Bond Rate and (ii) the Outstanding Amount of the related Class of Transition Bonds as of the close of business on the preceding Payment Date after giving effect to all payments of
principal made to the holders of the related Class of Series [      ] Transition
Bonds on such preceding Payment Date; provided, however, that with respect to the initial Payment Date or, if no payment has yet been made, interest on the outstanding principal balance will accrue from and including the Series Issuance Date to, but excluding, the following Payment Date].

     (d) Overcollateralization Amount. The Overcollateralization Amount for the
Series [      ] Transition Bonds shall be $[      ].

     (e) Monthly Allocated Balances. The Monthly Allocated Interest Balance and Monthly Allocated Principal Balance for any Monthly Allocation Date and the
Series [      ] Transition Bonds shall be as set forth in Schedule B hereto.

     Not later than each Schedule Revision Date, the Issuer shall deliver to the Bond Trustee replacement Schedules A and B hereto, adjusted to reflect the event giving rise to such Schedule Revision Date and setting forth the Expected Amortization Schedule for each Payment Date and the Monthly Allocated Interest Balance and Monthly Allocated Principal Balance for each Monthly Allocation Date; provided, however, that no such replacement schedules shall be required if the event giving rise to such Schedule Revision Date is a redemption of the
Series [      ] Transition Bonds in whole.

     SECTION 5. Authorized Initial Denominations. The Series [      ] Transition
Bonds shall be issuable in the Authorized Initial Denominations.

     SECTION 6. Redemption. (a) Mandatory Redemption. [The Issuer shall redeem
the Series [      ] Transition Bonds [describe circumstances and Redemption
Date] at a Redemption Price of $[      ] [(including a premium of $[      ])]
pursuant to Section 10.02 of the Indenture.] [The Series [      ] Transition
Bonds shall not be subject to mandatory redemption except as provided in

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Section 10.02 of the Indenture in the event that the Issuer receives Liquidated
Damages.]

     (b) Optional Redemption. [The Issuer may, at its option, redeem the Series
[      ] Transition Bonds in whole or from time to time in part [describe
circumstances and Redemption Date] at a Redemption Price of $[     ] [(including
a premium of $[      ])] pursuant to Section 10.01 of the Indenture.] [The
Series [      ] Transition Bonds shall not be subject to optional redemption by the Issuer.]

     SECTION 7. Credit Enhancement. [details to be provided at issuance] [No credit enhancement (other than the Overcollateralization Amount) is provided for
the Series [      ] Transition Bonds.]

     SECTION 8. Delivery and Payment for the Series [      ] Transition Bonds;
Form of the Series [ ] Transition Bonds. The Bond Trustee shall deliver the
Series [      ] Transition Bonds to the Issuer when authenticated in accordance
with Section 2.02 of the Indenture. The Series [      ] Transition Bonds of each
Class shall be in the form of Exhibits [      ] through [      ] hereto.

     SECTION 9. Confirmation of Indenture. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture, as so supplemented by this Supplement, shall be read, taken, and construed as one and the same instrument.

     SECTION 10. Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     SECTION 11. Governing Law. This Supplement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

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     SECTION 12. Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Bond Trustee on the Transition Bonds or under this Supplement or any certificate or other writing delivered in connection herewith or therewith, against (i) any owner of a beneficial interest in the Issuer or (ii) any partner, owner, beneficiary, agent, officer, director or employee of the Bond Trustee, any holder of a beneficial interest in the Issuer or the Bond Trustee or of any successor or assign of the Bond Trustee, except as any such Person may have expressly agreed (it being understood that all of the Bond Trustee's obligations are in its individual capacity).

     IN WITNESS WHEREOF, the Issuer and the Bond Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized as of the first day of the month and year first above written.


                                            PECO ENERGY TRANSITION TRUST,

                                            by First Union Trust Company,
                                               National Association, not in
                                               its individual capacity but
                                               solely as Issuer Trustee,

                                            by
                                               --------------------------------
                                               Name:
                                               Title:


                                            THE BANK OF NEW YORK,

                                            by
                                               --------------------------------
                                               Name:
                                               Title:

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                                                                      SCHEDULE A


                         Expected Amortization Schedule


                          Outstanding Principal Balance

Payment Date       Class [  ]    Class [  ]    Class [  ]    Class [  ]    Class [  ]    Class [  ]    Class [  ]    Series [  ]
------------       ----------    ----------    ----------    ----------    ----------    ----------    ----------    -----------
Series Issuance
Date


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                                                                      SCHEDULE B


                           Monthly Allocated Balances


Monthly Allocation              Monthly Allocated              Monthly Allocated
       Date                     Interest Balance               Principal Balance


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                                                                       EXHIBIT A


                             Form of Transition Bond

                                [To be provided]